Rule 424(b)(3)
File No. 33-41418
Offering Circular Supplement dated February 28, 2007
to Offering Circular dated July 15, 1991
     Reference is made to the second paragraph under the caption “Experts” on page 8 of the Offering Circular. Such paragraph is hereby deleted.